As filed with the Securities and Exchange Commission on June 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0759121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, TX	77019
(Address of Principal Executive Office)	(Zip Code)

NINE ENERGY SERVICE, INC. 2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Theodore R. Moore

Senior Vice President and General Counsel

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Name and address of agent for service)

(281) 730-5100

(Telephone number, including area code, of agent for service)

Copies to:

Lanchi D. Huynh

Kirkland & Ellis LLP

1601 Elm Street

Dallas, Texas 75201

(214) 972-1770

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,100,000 (2)	$2.03 (3)	$4,252,500.00	$463.95

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Nine Energy Service, Inc. (the “Registrant”) issuable with respect to the shares being registered hereunder by reason of any stock splits, stock dividends, recapitalization, anti-dilution provisions or other similar transaction.

(2)	This registration statement registers 2,100,000 shares of Common Stock to be issued under the Nine Energy Service, Inc. 2011 Stock Incentive Plan (as amended from time to time, the “Plan”).
(3)

Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act, the offering price of the shares is based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 24, 2021.

EXPLANATORY NOTE

This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-222660) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-222660) is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this registration statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2021;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 6, 2021;

(c)

The Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any related exhibit); and

(d)

The description of the Common Stock contained in the Registrant’s Form 8-A (File No. 001-38347) filed with the Commission on January 16, 2018, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of Nine Energy Service, Inc., dated January 23, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 23, 2018).

4.2	Fourth Amended and Restated Bylaws of Nine Energy Service, Inc., dated January 23, 2018 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on January 23, 2018).

Exhibit Number	Description

4.3	Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017 (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 filed on May 2, 2017).

4.4	First Amendment to Nine Energy Service, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 6, 2021).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Kirkland & Ellis LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 1, 2021.

NINE ENERGY SERVICE, INC.

By:	/s/ Theodore R. Moore
Name: Theodore R. Moore Title Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Theodore R. Moore and Ann G. Fox, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or their substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on June 1, 2021.

Name	Position

/s/ Ann G. Fox Ann G. Fox	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Guy Sirkes Guy Sirkes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ S. Brett Luz S. Brett Luz	Chief Accounting Officer (Principal Accounting Officer)

Ernie L. Danner	Chairman of the Board of Directors

/s/ David C. Baldwin David C. Baldwin	Director

/s/ Mark E. Baldwin Mark E. Baldwin	Director

/s/ Curtis F. Harrell Curtis F. Harrell	Director

Name	Position

/s/ Scott E. Schwinger Scott E. Schwinger	Director

/s/ Gary L. Thomas Gary L. Thomas	Director

/s/ Andrew L. Waite Andrew L. Waite	Director

Darryl K. Willis	Director